Exhibit 99.1

 Speed Commerce Reports Fiscal First Quarter 2015 Results

DALLAS, TX – August 7, 2014 – Speed Commerce, Inc. (NASDAQ: SPDC), a leading provider of omni-channel e-commerce services, reported financial results for its fiscal first quarter ended June 30, 2014. The following figures exclude results from the company’s retail distribution segment which was reclassified into discontinued operations in the fourth quarter of 2014.

Fiscal Q1 2015 Summary

●	Net revenues increased to $22.1 million;
●	Adjusted EBITDA increased 13% to $1.4 million;
●	Launched SARA X, a pre-configured, feature-rich accelerator for Oracle Commerce that is targeted towards midsize e-commerce retailers at an affordable price with rapid implementation; and
●	Announced plan to divest the company’s legacy retail distribution business, which was successfully completed on July 9, 2014.

Fiscal Q1 2015 Financial Results from Continuing Operations

Net revenues in the fiscal first quarter of 2015 increased slightly to $22.1 million from $22.0 million in the year-ago quarter.

Adjusted gross profit margin was 21.4% compared to 28.0% in the year-ago quarter (see, “Use of Non-GAAP Financial Information,” below for further discussion about this and other non-GAAP measures). The decrease was primarily due to $1.1 million in additional infrastructure and occupancy investments to support anticipated growth.

The company believes that these investments will help prepare for the 11 client launches scheduled for the second quarter of fiscal 2015. Net of these expansion costs, adjusted gross margin was 26.3% in the fiscal first quarter of 2015.

Total adjusted operating expenses (a non-GAAP measure), net of depreciation and amortization, decreased 8% to $4.8 million compared to $5.2 million in the year-ago quarter. As a percentage of net revenues, adjusted operating expenses, net of depreciation and amortization, were 21.6% compared to 23.5% in the year-ago quarter.

Net loss from continuing operations was $3.4 million or $(0.05) per diluted share, compared to a net loss from continuing operations of $1.1 million or $(0.02) per diluted share in the year-ago quarter.

Adjusted EBITDA (a non-GAAP measure) increased 13% to $1.4 million from $1.3 million in the year-ago quarter.

Management Commentary

“The first quarter of 2015 was transformational for Speed Commerce as we implemented a strategic plan to divest our retail distribution business to become a pure-play e-commerce services provider for some of the world’s leading brands,” said Richard Willis, president and CEO of Speed Commerce. “We also added three new board members that bring us extraordinary depth in e-commerce and strategic marketing.

“While net revenues were up only slightly during the quarter in connection with previously discussed client attrition, the increased contribution from our current and new clients has kept us in line with our fiscal 2015 outlook. In fact, our sales pipeline has grown to an all-time high, with 11 new clients scheduled to go live in the next quarter.

“With the successful sale of our legacy retail distribution business behind us, we’ve been able to significantly improve our capital structure and are now fully allocating resources toward our higher growth and higher margin e-commerce business. For our clients, this means they can now better leverage our omni-channel capabilities to unite an effective digital commerce strategy with their traditional retail channels to create the ultimate branded shopping experience for their customers.

“The second quarter marks our first quarter as a pure-play e-commerce company. Our team is now focused solely on driving the organization towards a common vision to become one of the nation’s top omni-channel service providers. Going forward, we expect to generate strong organic sales growth, EBITDA and cash flow while realizing the benefits of increasing scale and operating leverage in our business.”

Fiscal 2015 Outlook

Speed Commerce’s guidance for fiscal 2015 remains on track with net revenues to range between $135 million to $145 million, which represents an increase of 26% to 36%. Adjusted EBITDA is expected to range between $17 and $20 million, which represents an increase of 38% to 62%.

Conference Call

Speed Commerce will host a conference call tomorrow, August 8, 2014 at 11:00 a.m. Eastern time to discuss these results. President and CEO Richard Willis and CFO Terry Tuttle will host the call, followed by a question and answer period.

Date: Friday, August 8, 2014

Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)

Toll free dial-in number: 1-888-430-8705

International dial-in number: 1-719-325-2455

Conference ID: 6377890

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=110230 and via the investor relations section of the Speed Commerce website at www.speedcommerce.com.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through August 22, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 6377890

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) provides a vertically integrated, omni-channel platform of e-commerce services and distribution solutions to retailers and consumer goods manufacturers. The company uniquely offers the combination of retail distribution programs, web site development and hosting, customer care, e-commerce fulfillment and third party logistics services. For additional information, please visit the company's website at www.speedcommerce.com.

Use of Non-GAAP Information

In evaluating the company’s financial performance and operating trends, management considers information concerning the company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the company’s website at www.speedcommerce.com.

Important Cautions Regarding Forward Looking Statements

The statements in this press release are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. These forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves, or reports in its Form 10-Q in connection with this period, may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the company or its clients and vendors; the company’s revenues being derived from a small group of clients; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to quickly and cost-effectively adapt to the changing demands of its clients or vendors; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and fulfillment infrastructure; the company’s dependence on significant clients and vendors; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive markets that it serves. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release, will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

SPEED COMMERCE, INC.

Consolidated Condensed Balance Sheets

(In thousands)

	(Unaudited)	(Audited)
	June 30,	March 31,
	2014	2014
Assets:
Current assets:
Cash	$-	$13
Accounts receivable, net	15,956	18,527
Prepaid expenses	1,416	1,000
Assets of discontinued operations	87,875	102,278
Deferred costs	3,238	1,708
Total current assets	108,485	123,526
Property and equipment, net	16,742	15,409
Goodwill and intangible assets, net	49,567	50,261
Assets of discontinued operations	7,305	7,578
Other assets	7,952	5,914
Total assets	$190,051	$202,688
Liabilities and shareholders’ equity:
Current liabilities:
Accounts payable	$9,636	$12,683
Accrued expenses	2,934	1,730
Revolving line of credit	18,100	38,362
Liabilities related to assets of discontinued operations	95,761	88,132
Other	9,030	5,639
Total current liabilities	135,461	146,546
Long-term liabilities:
Liabilities related to assets of discontinued operations	98	7
Other liabilities	5,295	4,740
Total liabilities	140,854	151,293
Shareholders’ equity	49,197	51,395
Total liabilities and shareholders’ equity	$190,051	$202,688

SPEED COMMERCE, INC.

Consolidated Statements of Operations and Comprehensive (Loss)

(In thousands, except per share amounts)

	(Unaudited)
	Three months ended June 30,
	2014	2013
Net revenues	$22,060	$22,016
Cost of revenues	17,341	16,011
Gross profit	4,719	6,005
Operating expenses:
Selling and marketing	1,002	562
General and administrative	3,808	4,176
Information technology	844	659
Depreciation and amortization	1,769	1,314
Total operating expenses	7,423	6,711
Income (loss) from operations	(2,704)	(706)
Other income (expense):
Interest expense, net	(541)	(380)
Other income (expense), net	(125)	10
Income (loss) from operations, before income tax	(3,370)	(1,076)
Income tax expense	(54)	(19)
Net loss from continuing operations	(3,424)	(1,095)
Discontinued operations:
Income (loss) from discontinued operations, net of tax	(7,359)	(2,756)
Net loss	$(10,783)	$(3,851)

Basic net loss per common share
Continuing operations	$(0.05)	$(0.02)
Discontinued operations	(0.11)	(0.05)
Net loss	$(0.17)	$(0.07)

Diluted net loss per common share
Continuing operations	$(0.05)	$(0.02)
Discontinued operations	(0.11)	(0.05)
Net loss	$(0.17)	$(0.07)

Weighted average shares outstanding:
Basic	65,217	56,241
Diluted	65,217	56,241

Other comprehensive loss:
Net unrealized gain on foreign exchange rate translation, net of tax	(99)	124
Comprehensive loss	$(10,882)	$(3,727)

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Adjusted Pro Forma (Loss) Before Income Tax for the Three Months Ended June 30,

	GAAP Information				Adjusted Pro Forma Information
	Three Months Ended June 30,				Three Months Ended June 30,
	2014	% of sales	2013	% of sales	2014	% of sales	2013	% of sales
Net revenues	$22,060		$22,016		$22,060		$22,016
Gross profit (1)	4,719	21.4%	6,005	27.3%	4,719	21.4%	6,169	28.0%
Operating expenses (2)	7,423	33.6%	6,711	30.5%	6,526	29.6%	6,481	29.4%
Income (loss) from operations	(2,704)		(706)		(1,807)		(312)
Other expense, net	(666)		(370)		(666)		(370)
Income (loss) before income tax	$(3,370)		$(1,076)		$(2,473)		$(682)

	Three Months Ended March 31,
	2014		2013

(1) Pro forma adjustments to gross profit consist of the following:
Transaction and transition costs	$-		$164

Total adjustments	$-		$164

(2) Pro forma adjustments to operating expenses consist of the following:
Transaction and transition costs	$897		$230

Total adjustments	$897		$230

SPEED COMMERCE, INC.

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months
	June 30,
	2014	2013
Net loss from continuing operations, as reported	$(3,424)	$(1,095)
Interest expense, net	541	380
Income tax expense	54	19
Depreciation and amortization	1,769	1,314
Share-based compensation	358	240
Mark-to-market adjustment on warrants	125	-
Infrastructure expansion	1,093	-
Transaction and transition costs	897	394
Adjusted EBITDA	$1,413	$1,252

Investor Relations

Liolios Group, Inc.

Cody Slach

1-949-574-3860

SPDC@liolios.com